As filed with the Securities and Exchange Commission on June 29, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	43-1570294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(650) 384-8500

(Address of Principal Executive Offices including Zip Code)

Louis G. Lange, M.D., Ph.D.

Chief Executive Officer

CV Therapeutics, Inc.

3172 Porter Drive

Palo Alto, California 94304

(650) 384-8500

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan C. Mendelson, Esq.

William C. Davisson, Esq.

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, California 94025

(650) 328-4600

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-109428 and 333-53202

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)(4)	Amount of Registration Fee
Debt securities(5)
Preferred stock, $0.001 par value(6)
Common stock, par value $0.001 per share(7)(8)
Equity warrants
Debt warrants
Total	$55,000,000	$6,474

(1)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.
(2)	In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of the securities registered hereby.
(3)	Estimated solely for the purpose of calculating the registration fee. In no event will the maximum aggregate offering price of all securities issued under this registration statement exceed $55,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies or, if any debt securities are issued with original issue discount, such greater amount as shall result in proceeds of $55,000,000 to the Registrant.
(4)	With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(5)	Debt securities may be issued in primary offerings, upon exercise of warrants registered hereby and/or upon conversion of another series of debt securities and/or other securities registered hereby.
(6)	Shares of preferred stock may be issued in primary offerings, upon conversion of debt securities and/or another series of preferred securities registered hereby, and/or upon exercise of the warrants registered hereby.
(7)	Shares of common stock may be issued in primary offerings, upon conversion of debt securities and/or preferred stock registered hereby, and/or upon exercise of warrants registered hereby.
(8)	Rights to acquire shares of the Registrant’s Series A Junior Participating Preferred Stock are attached to and trade with the common stock of the Registrant. Value attributable to such rights, if any, is reflected in the market price of the common stock.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) solely to increase the amount of securities which may be issued by us. Pursuant to Rule 462(b), the contents of the Registration Statements on Form S-3 (File Nos. 333-109428 and 333-53202), including the exhibits thereto and each of the documents incorporated therein by reference, are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Palo Alto, California, on June 28, 2005.

CV THERAPEUTICS, INC.

By:	/s/ Louis G. Lange

Louis G. Lange, M.D., Ph.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Louis G. Lange Louis G. Lange, M.D., Ph.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 28, 2005

/s/ Daniel K. Spiegelman Daniel K. Spiegelman	Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2005

* Santo J. Costa	Director	June 28, 2005

* John R. Groom	Director	June 28, 2005

* Thomas L. Gutshall	Director	June 28, 2005

* Peter Barton Hutt, Esq.	Director	June 28, 2005

* Kenneth B. Lee, Jr.	Director	June 28, 2005

* Barbara J. McNeil, M.D., Ph.D.	Director	June 28, 2005

Thomas Shenk, Ph.D.	Director	June 28, 2005

* By:	/s/ Louis G. Lange
Louis G. Lange, M.D., Ph.D. Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of CV Therapeutics, filed as Exhibit 4.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (incorporated herein by reference)

4.2	Amendment No. 1 to the Amended and Restated Certificate of Incorporation of CV Therapeutics, Inc., filed as Exhibit 4.2 to Registrations Registration Statement on Form S-3 (File No. 333-53206) (incorporated by reference)

4.3	Certificate of Designation of CV Therapeutics, Inc. establishing the terms of the Registrant’s Series A Junior Participating Preferred Stock, filed as Exhibit 10.78 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (incorporated by reference)

4.4	Restated Bylaws of CV Therapeutics, Inc., as amended, filed as Exhibit 3.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-12675) (incorporated by reference)

4.5	Form of Indenture, filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-53202) (incorporated by reference)

4.6*	Form of Debt Securities

4.7*	Form of Warrant Agreement, if any, including form of Warrant

4.8	Form of Common Stock Certificate, filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-12675) (incorporated by reference)

4.9*	Form of Preferred Stock Certificate

4.10	First Amended and Restated Rights Agreement dated July 19, 2000 between the Registrant and Wells Fargo Bank Minnesota, N.A., filed as Exhibit 10.77 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 (incorporated by reference)

5.1	Opinion of Latham & Watkins

12.1	Statement of Computation of Ratios

23.1	Consent of Latham & Watkins (included in Exhibit 5.1 hereto)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page of Registration Statement No. 333-109428 and incorporated herein by reference)

25.1	Statement of Eligibility of Trustee on Form T-1, filed as Exhibit 25.1 to Registrant’s Report on Form 8-K dated June 22, 2005 (incorporated by reference)

*	To be filed as an exhibit to a Report on Form 8-K